UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

☒ Preliminary Information Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☐ Definitive Information Statement

CYTOSORBENTS CORPORATION

(Name of Registrant As Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

CYTOSORBENTS CORPORATION

7 Deer Park Drive, Suite K

Monmouth Junction, New Jersey 08852

(732) 329-8885

INFORMATION STATEMENT

March 12, 2013

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Cytosorbents Corporation, a Nevada Corporation (the “Company”), to notify such Stockholders of the following:

On October 23, 2012, pursuant to N.R.S. 78.315, the Board of Directors of the Company unanimously approved the Amendment, subject to Stockholder approval. According to N.R.S. 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on January 3, 2013 in accordance with the Nevada Revised Statutes. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

On January 3, 2013, pursuant to Nevada Revised Statutes (“N.R.S.”) 78.320, the Company received written consents in lieu of a meeting of Stockholders from twenty-one (21) Stockholders holding 12,517,118 shares of Common Stock and 71,834.74 shares of Series B Preferred Stock representing 51.5% of the 409,607,152 possible votes outstanding after dilution of the Series B Preferred Stock (the “Majority Stockholders”), approving the Amended Articles of Incorporation of the Company increasing the number of authorized shares of common stock to eight hundred million (800,000,000) shares of common stock, par value $0.001 per share (the “Amendment”).

The increase in authorized shares does not mean that the Company is issuing additional shares in connection with the Amendment.  As with all public companies, the authorized share amount sets a maximum number of shares that the Company may issue.

We Are Not Asking You For A Proxy And You Are Requested Not To Send A Proxy.

The Amendment to the Company’s Articles of Incorporation amended the number of shares of stock that the Company shall be authorized to have outstanding at any time to eight hundred million (800,000,000) shares of common stock, par value $0.001 per share, with no preemptive rights.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on January 3, 2013 as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about March 22, 2013 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, January 3, 2013, the Company had 210,509,749 shares of Common Stock outstanding, 72,073.74 shares of our Series B Preferred Stock and 1,594,164 shares of Series A Preferred outstanding. Each share of outstanding Common Stock is entitled to one (1) vote on matters submitted for Stockholder approval, Holders of Series A Preferred Stock do not have the right to vote on matters submitted to the holders of our Common Stock, and Holders of Series B Preferred Stock have the right to vote on matters submitted to the holders of Common Stock on an as converted basis..

On January 3, 2013 the holders of 210,955,627 of the 409,607,152 possible votes outstanding on an as converted basis executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The Nevada Revised Statutes provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to us with respect to the beneficial ownership of Common Stock held of record as of March 7, 2013, by (1) all persons who are owners of 5% or more of our Common Stock, (2) each of our named executive officers, (3) each director, and (4) all of our executive officers and directors as a group. Each of the stockholders can be reached at our principal executive offices located at 7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey 08852.

	SHARES BENEFICIALLY OWNED(1)
	Number	Percent (%)
Directors and Executive Officers

Al Kraus(2), Chairman of the Board of Directors	10,757,001	4.89%

Phillip Chan (3), President and Chief Executive Officer, Director	6,334,738	2.92%

David Lamadrid (4)**	6,617,500	3.05%

Vince Capponi (5) Chief Operating Officer	6,700,586	3.1%

Joseph Rubin (6) Director	1,390,641	*

Robert Bartlett (7) Chief Medical Officer	565,000	*

James Gunton (8) Director	96,135,105	31.35%

Edward R. Jones (9) Director	382,500	*

Thomas Bocchino***	0	*

Ronald Berger (10) Interim Chief Financial Officer	450,982	*

All directors and executive officers as a group (ten persons)(11)	129,334,053	38.3%

Beneficial Owners of more than 5% of Common Stock (other than directors and executive officers)

Robert Shipley(12)	54,197,656	20.51%

NJTC Venture Fund SBIC, LP(13)	96,135,050	31.35%

*	Less than 1%.

**	At the end of the second quarter, Mr. David Lamadrid, the Company’s Chief Financial Officer, gave notice of his resignation, effective July 13, 2012, due to personal reasons. Mr. Ronald Berger, a certified public accountant and the Company’s controller for the past eight years, was appointed by the Board of Directors as Interim Chief Financial Officer and has assumed Mr. Lamadrid’s duties as of July 16, 2012.

***	On February 8, 2013, Mr. Thomas Bocchino, the Company’s Chief Financial Officer, gave notice of his resignation, effective immediately, due to personal reasons. Mr. Ronald Berger, a certified public accountant and the Company’s controller for the past eight years, was appointed by the Board of Directors as Interim Chief Financial Officer and has assumed Mr. Bocchino’s duties as of February 8, 2013. Mr. Bocchino has agreed to stay on in a part-time capacity.

1	Based on 210,509,749 shares of Common Stock issued and outstanding as of January 3, 2013. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

2	Includes 9,363,370 shares of Common Stock issuable upon exercise of stock options.

3	Includes 811,713 shares of Common Stock issuable upon conversion of Series B Preferred Stock, 100,000 shares of Common Stock issuable upon conversion of Convertible Note, and 5,333,025 shares of Common Stock issuable upon exercise of warrants and stock options.

4	These shares are issuable upon exercise of stock options.

5	Includes 6,282,500 shares of Common Stock issuable upon exercise of stock options.

6	Includes 3,709 shares of Common Stock issuable upon conversion of Series A Preferred Stock, 562,266 shares of Common Stock issuable upon conversion of Series B Preferred Stock, and 657,454 shares of Common Stock issuable upon exercise of warrants and stock options, and 84,949 shares of Common Stock beneficially owned by Mr. Rubin’s spouse, as to which he disclaims beneficial ownership.

7	These shares are issuable upon exercise of stock options.

8	Includes 95,796,105 shares of Common Stock issuable upon conversion of Series B Preferred Stock, and 339,000 shares of Common Stock issuable upon exercise of stock options. These securities are held directly by NJTC Venture Fund SBIC, LP, of which Mr. Gunton is a partner. Mr. Gunton disclaims beneficial ownership.

9	These shares are issuable upon exercise of stock options.

10	Includes 190,138 shares of Common Stock issuable upon conversion of Series B Preferred Stock, 58,011 shares of Common Stock issuable upon conversion of Convertible Note, and 196,333 shares of Common Stock issuable upon exercise of warrants and stock options. This amount includes 6,500 shares of Common Stock beneficially owned by Mr. Berger’s spouse, as to which he disclaims beneficial ownership.

11	Includes an aggregate of 3,709 shares of Common Stock issuable upon conversion of Series A Preferred Stock, 97,360,221 shares of Common Stock issuable upon conversion of Series B Preferred Stock, 58,011 shares of Common Stock issuable upon conversion of Convertible Notes, and 29,736,682 shares of Common Stock issuable upon exercise of warrants and stock options.

12	Includes 593,989 shares of Common Stock issuable upon conversion of Series A Preferred Stock, 48,713,398 shares of Common Stock issuable upon conversion of Series B Preferred Stock, and 3,384,254 shares of Common Stock issuable upon exercise of warrants.

13	Includes 95,796,050 shares of Common Stock issuable upon conversion of Series B Preferred Stock, and 339,000 shares of Common Stock issuable upon exercise of stock options. These securities are held directly by NJTC Venture Fund SBIC, LP and indirectly through James Gunton, a partner at NJTC.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the Nevada Revised Statutes, the Company’s articles of incorporation consistent with above or Bylaws to dissent from any of the provisions adopted in the Amendments.

AMENDMENT TO ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES

OF COMMON STOCK FROM 500,000,000 TO 800,000,000

The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) authorizes the maximum number of shares outstanding at any time shall be eight hundred million (800,000,000) shares of Common Stock. On October 23, 2012, the Board of Directors approved an amendment to the Articles of Incorporation to authorize eight hundred million (800,000,000) shares of Common Stock. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock. On January 3, 2013, the holders of a majority of the voting rights of the Company approved the Amendment by written consent.

The general purpose and effect of the amendment to the Company’s Articles of Incorporation in authorizing eight hundred million (800,000,000) additional shares of Common Stock will be to use such additional shares of common stock for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. When the Board of Directors deem it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

The additional authorized shares of Common Stock could have an anti-takeover effect. If the Company’s Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

Neither our charter nor our by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences

EFFECTIVE DATE OF AMENDMENT

Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Articles of Incorporation with the Nevada Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on April 11, 2013.

By Order of the Board of Directors

By:	/s/ Dr. Phillip Chan
Dr. Phillip Chan President and Chief Executive Officer